       67 EXHIBIT 10.1

                        OIL AND GAS LEASE

     AGREEMENT, made and entered into January 15, 1998, by and Frances Bieberle, a/k/a Frances Weber Bieberle, surviving Trustee of the Bieberle Revocable Trust, Clarence J. Bieberle and JoAnn
K. Bieberle, husband and wife, individually and as Co-Trustees of the Clarence H. Bieberle Revocable Trust and as Co-Trustees of the JoAnn Bieberle Revocable Trust, Party of the first part, hereinafter called lessor (whether one or more) and Mizar Energy Company, Party of the second part, hereinafter called lessee.

     WITNESSETH, that the said lessor, for and in consideration of Ten and more Dollars, cash in had paid, receipt of which is hereby acknowledged, and of the covenants and agreements hereinafter contained on the part of lessee to be paid, kept and performed, has granted, demised, leased and let and by these present does grant, demise, lease and let unto said lessee, for the sole and only purpose of mining and operating oil and gas, and laying pipe lines, and building tanks, power stations and structures thereon to produce, save and take care of said products, all that certain tract of land, "together with any reversionary rights therein," situated in the County of Barton, State of Kansas, described as follows, to wit:

                TOWNSHIP 16 SOUTH - RANGE 12 WEST
               Section 11: Southeast Quarter (SE/4)

and containing 160 acres, more or less.

     It is agreed that this lease shall remain in full force for a term of one year from this date, and as long thereafter as oil or gas, or either of them, is produced form said land by the lessee, or the premises are being developed or operated.

     In consideration of the premises the said less covenants and agrees:

     1st. To deliver to the credit of lessor, free of cost, in the pipe line to which he may connect his wells, the equal one-eighth (1/8th) part of all oil produced and saved from the leased premises.

     2nd. The less shall pay to lessor for gas produced from any oil well and used by the lessee for the manufacture of gasoline or any other product as royalty 1/8th of the market value of such gas at the mouth of the well' if said gas is sold by the lessee, then as royalty 1/8th of the sale thereof at the mouth of the well. The lessee shall pay lessor as royalty 1/8th of the proceeds from the sale of gas as such at the mount of the well where gas only is found and where such gas is not sold of used, lessee shall pay or tender annually at the end of each yearly period during which such gas is not sold or used as royalty, an amount equal to the delay rental provided in the next succeeding paragraph hereof, and while said royalty is so paid or tendered this lease shall be held as a producing lease under the above term paragraph hereof' the lessor to have gas free of charge from any gas well on the leased premises for stoves and inside lights in the principal dwellinghouse on said land by making his own connections with the well, the use of such gas to be at the lessor's sole risk and expense.

     If no well be commenced on said land on or before January
15, 1999, this lease shall terminate as to both parties.

     If said lessor owns a less interest in the above described land than the entire and undivided fee simple estate therein, then the royalties and rentals herein provided shall be paid the lessor only in the proportion which his interest bears to the whole and undivided fee. However, such rental shall be increased at the next succeeding rental anniversary after any reversion occurs to cover the interest so acquired.

     Less shall have the right to use, free of cost, gas, oil, and water produced on said land for its operation thereon, except water from wells of lessor.

     When requested by lessor, lessee shall bury his pipe lines below plow depth.

     No well shall be drilled neared than 200 feet to the house or barn now on said premises, without the written consent of lessor.

     Lessee shall pay for damages caused by its operations on said land.

     Lessee shall have the right at any time to remove all machinery and fixtures placed on said premises, including the right to draw and remove casing.

     If the lessee shall commence to drill a well within the term of this lease or any extension thereof, the lessee shall have the right to drill such well to completion with reasonable diligence and dispatch, and if oil or gas, or either of them, be found in paying quantities, this lease shall continue and be in full force with the like effect as if such well had been completed within the term of years herein first mentioned.

     If the estate of either party herto is transferred, and the privilege of transferring in whole or in part is expressly allowed, or if the rights hereunder of either party hereto are vested by descent or devise, the covenants hereof shall extend to and be binding on the heirs, devises, executors, administrators, successors, or assigns, but no change in the ownership of said land or of any right hereunder shall be binding on the lessee until after lessee has been furnished with the original or a certified copy thereof of any transfer by lessor or with a certified copy of the will of lessor together with a transcript of the probate thereof or, in the event lessor dies intestate and his/her estate is being administered, with a transcript of the administration proceedings or, in the event of the death of lessor and no administration being had on the estate, with an instrument satisfactory to lessee executed by lessor's heirs authorizing payment or o deposit or tender for deposit to their credit as hereinbefore provided, at least thirty days before said rentals and royalties are payable or due, and it is hereby agreed in the event this lease shall be assigned as a part or as to parts of the above described lands and the assigned or assignees of such part of parts shall fail or make default in the payment of the proportionate part of the rents due from him/her or them, such default shall not operate to defeat or affect this lease in so far as it covers a part of parts of said lands upon which the said less or any assignee thereof shall made due payments of said rentals. In case lessee assigns this lease, in whole or in part, lessee shall be relieved of all obligations with respect to the assigned portion or portions arising subsequent to the date of assignment. If the leased premises are now or hereafter owned in severalty or in separate tracts, the premises, nevertheless, may be developed and operated as an entirety, and the royalties shall be paid to each separate owner in the proportion that the acreage owned by him/her bears to the entire leased area. There shall be no obligation on the part of the lessee to offset wells on separate tracts into which the land covered by this lease may hereafter be divided by sale, devise, or otherwise, or to furnish separate measuring or receiving tanks for the oil produced from such separate tracts.

     Lessor agrees that the lessee shall have the right at any time to redeem for lessor by payment, any mortgages, taxes or other liens on the above described lands, in the event of default of payment by lessor, and be subrogated to the rights of the holder thereof and may reimburse itself from any rental or royalties accruing hereunder.

     The terms, covenants and conditions hereof shall run with said land and herewith and shall be binding upon the parties hereto, their heirs, administrators, devisees, executors, successors and assigns; however, all express or implied covenants of this lease shall be subject to all Federal and State Laws, Executive Orders, Rules or Regulations, and this lease shall not be terminated, in whole or in part, nor less held liable for failure to comply therewith, if compliance is prevented by, or if such failure is the result of, any such Law, Order, Rule or Regulation.

     Lessee assumes responsibility for ultimate plugging of the three open holes on subject acreage and restoration of premises which shall be accomplished not later than January 15, 1999. Lessee acknowledges that a salt water disposal well is located on the subject acreage and if it is not utilized in the production of oil and gas under this lease, it will be plugged by Lessee not later than January 15, 1999.

     This lease is subject to a 1/16th of 7/8th Overriding
Royalty Interest reserved, to be credited to Clarence J.
Bieberle.

     IN WITNESS WHEREOF, this instrument is executed as of the date first above written.

LESSOR

/s/ Frances Bieberle, a/k/a Frances Weber Bieberle,
surviving Trustee of the Bieberle Revocable Trust

/s/ Clarence J.  Bieberle individually and as Co-trustee of the
Clarence J.  Bieberle Revocable Trust and as Co-trustee of the
JoAnn Bieberle Revocable Trust

/s/ JoAnn K.  Bieberle, individually and as Co-trustee of the
Clarence J.  Bieberle Revocable Trust and as Co-trustee of the
JoAnn Bieberle Revocable Trust

                                             Direct x
State of Kansas     )                        Invert
                    ) ss.               Indexed
Barton Co.          )                        Num x
                                             Cross

     This instrument was filed for records on the 30th day of March, A.D., 1998, at 10:05 o'clock a.m. and duly recorded in book 571 of General Records, Page 145, Fee $8.00.

/s/ Marcia G.  Johnson
Register of Deeds

STATE OF KANSAS     )
                    )    ss.  Acknowledgement for individual
County of Barton    )         (KS, OK, CO)

     Before me, the undersigned, a Notary Public, within and for said county and state, on this 12th day of March, 1998, personally appeared Frances Bieberle, a/k/a/ Frances Weber Bieberle, surviving Trustee of the Bieberle Revocable Trust to me personally known to be the identical person who executed the within and foregoing instrument and acknowledged to me that she executed the same as her free and voluntary act and deed for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year least above written.

My Commission Expires              /s/ Joann Koriel
7/23/98                            Notary Public

STATE OF KANSAS     )
                    )    ss.  Acknowledgement for individual
County of Barton    )         (KS, OK, CO)

     Before me, the undersigned, a Notary Public, within and for said county and state, on this 12th day of March, 1998, personally appeared Clarence J. Bieberle and JoAnn K. Bieberle, husband and wife, individually and as Co-Trustees of the Clarence
J. Bieberle Revocable Trust and as Co-trustees of the JoAnn Bieberle Revocable Trust to me personally known to be the identical persons who executed the within and foregoing instrument and acknowledged to me that they executed the same as their free and voluntary act and deed for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year least above written.

My Commission Expires              /s/ Joann Koriel
7/23/98                            Notary Public